Exhibit 12.1

November 12, 2021

Lillian Brown +1 202 663 6743 (t) +1 202 663 6363 (f) lillian.brown@wilmerhale.com

Landa App LLC
6 W. 18th Street

New York, NY 10011

Re:	Landa App LLC Offering Statement on Form 1-A, as amended

Ladies and Gentlemen:

This opinion is furnished to you in connection with an Offering Statement on Form 1-A (File No. 024-11377) (the “Offering Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the proposed offering by Landa App LLC, a Delaware limited liability company (the “Company”), of up to an aggregate of 390,000 membership interests (“Interests”), consisting of 10,000 membership interests of each of the thirty-nine (39) series registered in the State of Delaware under the Company as listed on Schedule A attached hereto (the “Series”). We understand that the Interests will be issued and sold pursuant to subscription agreements, by and between the Company and each purchaser of Interests (“Subscription Agreements”).

We are acting as counsel for the Company in connection with the issuance and sale by the Company of the Interests. We have examined signed copies of the Offering Statement as filed with the Commission and the form of the Subscription Agreements as filed as an exhibit to the Offering Statement. We have also examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certification of Formation of the Company, as amended, (ii) the Limited Liability Company Agreement of the Company, dated as of September 14, 2020, (iii) the Certificates of Registered Series of Limited Liability Company of each Series, (iv) the Series Operating Agreement of each Series, (v) such other limited liability company records of the Company, including corporate records of the manager of the Company, and (vi) such other agreements and instruments, certificates of public officials, officers of the Company and other persons, and such other documents, instruments and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed.

November 12, 2021

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents, the legal competence of all signatories to such documents and the completeness and accuracy of the limited liability company records of the Company provided to us by the Company.

We express no opinion herein as to the laws of any state or jurisdiction other than the Delaware Limited Liability Company Act.

Based upon and subject to the foregoing, we are of the opinion that the Interests have been duly authorized for issuance and, when the Interests are issued and paid for in accordance with the terms and conditions of the Subscription Agreements, the Interests will be validly issued and purchasers of the Interests will have no obligation, solely by reason of their ownership of the Interests, to make payments to the Company or any creditor of the Company, or contributions to the Company or any creditor of the Company.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Offering Statement in accordance with the requirements of paragraph 12 of Item 17 of Form 1-A and to the use of our name therein and in the related Offering Circular under the caption “Legal Matters.” In giving such consent, we do not admit that any member of this firm is an “expert” within the meaning of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	/s/ Lillian Brown
Lillian Brown, Partner

Schedule A

List of Series

1.	Landa App LLC - 1703 Summerwoods Lane LLC
2.	Landa App LLC - Summerwoods Lane LLC
3.	Landa App LLC - 1743 Summerwoods Lane LLC
4.	Landa App LLC - 1750 Summerwoods Lane LLC
5.	Landa App LLC - 4267 High Park Lane LLC
6.	Landa App LLC - 4474 Highwood Park Drive LLC
7.	Landa App LLC - 8569 Creekwood Way LLC
8.	Landa App LLC - 9439 Lakeview Road LLC
9.	Landa App LLC - 10167 Port Royal Court LLC
10.	Landa App LLC - 1246 Elgin Way LLC
11.	Landa App LLC - 1910 Grove Way LLC
12.	Landa App LLC - 268 Brookview Drive LLC
13.	Landa App LLC - 593 Country Lane LLC
14.	Landa App LLC - 6436 Stone Terrace LLC
15.	Landa App LLC - 6440 Woodstone Terrace LLC
16.	Landa App LLC - 6848 Sandy Creek Drive LLC
17.	Landa App LLC - 687 Utoy Court LLC
18.	Landa App LLC - 729 Winter Lane LLC
19.	Landa App LLC - 7349 Exeter Court LLC
20.	Landa App LLC - 8645 Embrey Drive LLC
21.	Landa App LLC - 8780 Churchill Place LLC
22.	Landa App LLC - 8796 Parliament Place LLC
23.	Landa App LLC - 8641 Ashley Way LLC
24.	Landa App LLC - 8651 Ashley Way LLC
25.	Landa App LLC - 8652 Ashley Way LLC
26.	Landa App LLC - 8653 Ashley Way LLC
27.	Landa App LLC - 8654 Ashley Way LLC
28.	Landa App LLC - 8655 Ashley Way LLC
29.	Landa App LLC - 8658 Ashley Way LLC
30.	Landa App LLC - 8659 Ashley Way LLC
31.	Landa App LLC - 8662 Ashley Way LLC
32.	Landa App LLC - 8668 Ashley Way LLC
33.	Landa App LLC - 8670 Ashley Way LLC
34.	Landa App LLC - 8674 Ashley Way LLC
35.	Landa App LLC - 8675 Ashley Way LLC
36.	Landa App LLC - 8677 Ashley Way LLC
37.	Landa App LLC - 8678 Ashley Way LLC
38.	Landa App LLC - 8679 Ashley Way LLC
39.	Landa App LLC - 8683 Ashley Way LLC